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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 19, 2007, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-145547) and related Prospectus of CardioNet, Inc. for the registration of 000,000 shares of its common stock.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania
September 19, 2007

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Consent of Independent Registered Public Accounting Firm